Exhibit 10.1

LIMITED CONSENT AND AMENDMENT

THIS LIMITED CONSENT AND AMENDMENT (the “Consent”), effective as of the 15th day of March, 2013, is entered into by and among SANCHEZ ENERGY CORPORATION (“Sanchez”), SEP HOLDINGS III, LLC and SN MARQUIS LLC (each, including Sanchez, a “Borrower” and collectively, the “Borrowers”), the Lenders party hereto (the “Lenders”) and CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Borrowers, the Lenders and the Administrative Agent entered into that certain Credit Agreement dated as of November 15, 2012 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers have advised the Administrative Agent and the Lenders that Sanchez is negotiating to acquire certain oil and gas properties from an international energy company and intends to enter into a purchase and sale agreement with respect thereto (such purchase and sale agreement is hereinafter referred to as the “PSA”) and has shared with the lenders a recent draft of such PSA; and

WHEREAS, in order to consummate the acquisition contemplated by the PSA (the “Acquisition”), (a) Sanchez intends to issue shares of a new series of Preferred Stock, par value $0.01, to be issued pursuant to a certificate of designations with respect to Convertible Perpetual Preferred Stock, Series B of Sanchez to be filed on or before March 31, 2013, resulting in aggregate gross proceeds to Sanchez no greater than $250,000,000 and with a dividend rate no greater than 7.0% per annum (the “Series B Preferred Stock Transaction”), (b) Sanchez may create a directly or indirectly wholly-owned Subsidiary (the “Acquisition Subsidiary”) and transfer to it Sanchez’s rights and obligations under the PSA, (c) either Sanchez or the Acquisition Subsidiary, as applicable, will post a performance deposit in an amount up to $13,250,000 (the “Performance Deposit”) in accordance with the PSA and (d) if Sanchez transfers to the Acquisition Subsidiary Sanchez’s rights and obligations under the PSA, then Sanchez may be required to enter into a guarantee of all of the obligations of the Acquisition Subsidiary as buyer under the PSA (the “Acquisition Subsidiary Buyer Obligations Guaranty”); and

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders acknowledge Sanchez’s execution of the PSA and certain matters in connection therewith and consent to the Series B Preferred Stock Transaction and certain matters pertaining to the Acquisition and amend the Credit Agreement in connection therewith and the Administrative Agent and Lenders signatory hereto are willing to consent thereto and amend the Credit Agreement in connection therewith on the  terms and conditions contained in this Consent.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Consent, the Borrowers, the Lenders and the Administrative Agent agree as follows:

1.                                       Defined Terms.  Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

2.                                       Acknowledgements Regarding the PSA.  Subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders signatory hereto hereby acknowledge that (a) Sanchez may enter into the PSA, (b) Sanchez or any Subsidiary may, subject to compliance by the Borrowers and any such Subsidiary with Section 8.16 and Section 9.05 of the Agreement, create, capitalize and make Investments in the Acquisition Subsidiary, who shall be a Restricted Subsidiary, and may transfer the PSA to the Acquisition Subsidiary, and (c) the posting by Sanchez or the Acquisition Subsidiary of the Performance Deposit pursuant to the PSA is permitted under Section 9.05(g) of the Credit Agreement.

3.                                       Limited Consent and Amendment.  (a) Subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders signatory hereto hereby consent to the Series B Preferred Stock Transaction, the posting of the Performance Deposit by Sanchez or the Acquisition Subsidiary, as applicable, and the granting by Sanchez of the Acquisition Subsidiary Buyer Obligations Guaranty.

(b)                                 The Credit Agreement is hereby amended as follows:

(i)                                     The defined term “Permitted Preferred Stock Distributions” in Section 1.02 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“Permitted Preferred Stock Distributions” means dividends to holders of the Preferred Stock to the extent described and provided for by (a) that certain Certificate of Designations of 4.875% Convertible Perpetual Preferred Stock, Series A of Sanchez dated September 17, 2012 and (b) a certificate of designations with respect to Convertible Perpetual Preferred Stock, Series B of Sanchez to be filed on or before March 31, 2013.

(ii)                                  The defined term “Preferred Stock” in Section 1.02 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“Preferred Stock” means collectively, (a) the shares of the series of Sanchez’ preferred stock, par value $0.01, issued pursuant to that certain Certificate of Designations of 4.875% Convertible Perpetual Preferred Stock, Series A of Sanchez dated September 17, 2012 and (b) the shares of the series of Sanchez’ preferred stock, par value $0.01, issued pursuant to a certificate of designations with respect to Convertible Perpetual Preferred Stock, Series B of Sanchez to be filed on or before March 31, 2013.

4.                                       Ratification.  The Borrowers hereby ratify all of their respective Obligations under the Credit Agreement and each of the Loan Documents to which it is a party, and agree and acknowledge that the Credit Agreement and each of the Loan Documents to which it is a party are and shall continue to be in full force and effect. Nothing in this Consent extinguishes, novates or releases any right, claim, lien, security interest or entitlement of any of the Lenders or the Administrative Agent created by or contained in any of such documents nor are the

Borrowers released from any covenant, warranty or obligation created by or contained herein or therein.

5.                                       Conditions to Effectiveness.  This Consent shall be effective upon its execution and delivery by the Administrative Agent and the Lenders.

6.                                       Counterparts.  This Consent may be signed in any number of counterparts, which may be delivered in original or facsimile form each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

7.                                       Governing Law.  This Consent shall be governed by, and construed in accordance with the laws of the State of Texas without regard to any choice-of-law provisions that would require the application of the law of another jurisdiction.

8.                                       Continuing Effect of the Credit Agreement. This Consent shall not constitute a waiver of any provision not expressly referred to herein and shall not be construed as a consent to any action on the part of the Borrowers that would require a waiver or consent of the Lenders or an amendment or modification to any term of the Loan Documents except as expressly stated herein. Except as expressly modified hereby, the provisions of the Credit Agreement and the Loan Documents are and shall remain in full force and effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed by their respective officers thereunto duly authorized as of the date first above written.

BORROWERS:

SANCHEZ ENERGY CORPORATION,
a Delaware corporation

By:	/s/ Michael G. Long
Name:	Michael G. Long
Title:	Senior Vice President – Chief Financial Officer

SEP HOLDINGS III, LLC,
a Delaware limited liability company

By:	/s/ Michael G. Long
Name:	Michael G. Long
Title:	Senior Vice President – Chief Financial Officer

SN MARQUIS LLC,
a Delaware limited liability company

By:	/s/ Michael G. Long
Name:	Michael G. Long
Title:	Senior Vice President – Chief Financial Officer

Signature Page to Limited Consent

ADMINISTRATIVE AGENT AND LENDER:

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Michael Higgins
Name:	Michael Higgins
Title:	Vice President

Signature Page to Limited Consent

LENDER:

MACQUARIE BANK LIMITED

By:	/s/ Christian Coulter
Name:	Christian Coulter
Title:	Division Director

By:	/s/ Andrew Mitchell
Name:	Andrew Mitchell
Title:	Associate Director

POA Ref: # 938 dated 22 November 2012 expiry 30 November 2014, signed in London

Signature Page to Limited Consent